UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 7, 2015

Karyopharm Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36167	26-3931704
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

85 Wells Avenue, 2nd Floor Newton, MA	02459
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 658-0600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 7, 2015, Ran Frenkel, the Executive Vice President of Worldwide Development Operations of Karyopharm Therapeutics Inc. (the “Company”) and a managing director of Karyopharm Europe GmbH (the “Subsidiary”), a wholly owned subsidiary of the Company, accepted the position of Chief Development Operations Officer of the Company pursuant to an offer letter dated June 7, 2015 (the “Offer Letter”). Pursuant to the Offer Letter, Mr. Frenkel’s employment in such capacity will commence as soon as practicable following the issuance of a visa allowing Mr. Frenkel to work full-time in the United States. Upon commencement of his employment with the Company, Mr. Frenkel will also remain a managing director of the Subsidiary, but the managing director agreement, as amended, between Mr. Frenkel and the Subsidiary will terminate, and Mr. Frenkel will not receive any compensation in connection with serving as managing director of the Subsidiary. Pursuant to the Offer Letter, in connection with his employment as Chief Development Operations Officer of the Company, Mr. Frenkel will receive an annual base salary of $327,500. Mr. Frenkel is also eligible for an annual bonus that targets 40% of his annualized base salary based upon achievement of individual and corporate performance goals.

In the event that he is terminated without Cause (as defined in the Offer Letter) or resigns for Good Reason (as defined in the Offer Letter) prior to a Change in Control (as defined in the Offer Letter), Mr. Frenkel will be entitled to severance in the form of salary continuation for at least six months at his then-current base salary. In the event that he is terminated without Cause or resigns for Good Reason within one year following a Change in Control, Mr. Frenkel will be entitled to severance in the form of salary continuation for at least 12 months at his then-current base salary. Mr. Frenkel will also be eligible for certain other compensation and benefit plans available to the Company’s employees and is eligible for annual option grants in the Company’s sole discretion.

The foregoing summary of the Offer Letter is qualified in its entirety by the full text of the Offer Letter, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

As previously announced in a press release issued May 21, 2015, the Company will be presenting data for its lead drug candidate, selinexor (KPT-330), at the 20th Congress of the European Hematology Association (EHA) 2015 Annual Meeting taking place in Vienna, Austria June 11-14, 2015.

An oral presentation titled “Patients with Heavily Pretreated Diffuse Large B-Cell Lymphoma (DLBCL) who Respond to Oral Selinexor Therapy Show Prolonged Survival: Updated Phase 1 Results” (the “Presentation”) is scheduled for Saturday, June 13, 2015 at approximately 4:45 p.m. Central European Summer Time (“CEST”), and a copy of the materials to be presented during the Presentation will be available on the Company’s website at http://karyopharm.com/publication/posters-and-presentations/ at the commencement of the Presentation.

A late-breaking poster titled “Preliminary Phase II Results of Ara-C and Idarubicin in Combination with Selective Inhibitor of Nuclear Export (Sine) Compound Selinexor (KPT-330) in Patients with Relapsed or Refractory AML” (the “Poster Presentation”) is scheduled for presentation on Saturday, June 13, 2015 at approximately 5:15 p.m. CEST, and a copy of the Poster Presentation will be available on the Company’s website at http://karyopharm.com/publication/posters-and-presentations/ at the commencement of the Poster Presentation.

The information in Item 7.01 of this report on Form 8-K hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KARYOPHARM THERAPEUTICS INC.

Date: June 10, 2015	By:	/s/ Christopher B. Primiano
Christopher B. Primiano

Vice President, Corporate Development, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Offer Letter, dated June 7, 2015, between Karyopharm Therapeutics Inc. and Ran Frenkel